AUG 13 2024

TORTOISE CAPITAL SERIES TRUST

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FIRST: The undersigned trustee does hereby form a statutory trust pursuant to the Maryland Statutory Trust Act.

SECOND: The name of the statutory trust (the "Trust") is:

Tortoise Capital Series Trust

THIRD: The name and business address of the Trust's resident agent are The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville, Maryland 21093.

FOURTH: The address of the Trust's principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville, Maryland 21093.

FIFTH: Pursuant to Section 12-501(d) of the Maryland Statutory Trust Act, the assets of each series of the Trust are subject to limitations on liability as set forth in the governing instrument of the Trust.

The undersigned, being the sole trustee of the Trust, acknowledges under the penalties for perjury that, to the best of such trustee's knowledge and belief, the facts stated herein are true.

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IN WITNESS WHEREOF, the undersigned trustee has signed this Certificate of Trust this 12th day of August, 2024.

TRUSTEE:

Tom Florence

Tom Florence